Exhibit 10.1

                                                                  EXECUTION COPY

                              RESCISSION AGREEMENT

         RECISSION AGREEMENT, dated April 13, 2006, among ACL SEMICONDUCTORS, INC., a Delaware corporation with executive offices located at B24-B27, 1/F., Block B, Proficient Industrial Centre, 6 Wang Kwun Road, Kowloon, Hong Kong (the "PURCHASER"); CLASSIC ELECTRONICS LTD., a Hong Kong corporation with executive offices located at B6-B8, 1/F., Block B, Proficient Industrial Centre, 6 Wang Kwun Road, Kowloon, Hong Kong ("CLASSIC"), and the HOLDERS OF THE CAPITAL STOCK OF CLASSIC IDENTIFIED IN SCHEDULE A HERETO (the "SELLERS").


                                  INTRODUCTION

         WHEREAS, the Purchaser, Classic and the Sellers entered into a Stock Purchase Agreement dated as of December 30, 2005 (the "ORIGINAL AGREEMENT") pursuant to which the Purchaser agreed to acquire from the Sellers, all of the outstanding shares of capital stock of Classic (the "CLASSIC CAPITAL STOCK"), in exchange for the cancellation of an aggregate of approximately $4.0 million of indebtedness owed by the Sellers to Classic as of the date hereof (representing all of the debt owing by the Sellers to Classic) (the "SELLERS' DEBT"), plus $1.0 million previously paid by Purchaser to Classic on December 29, 2003 as a non-refundable deposit towards the consummation of the sale of Classic (the "CASH CONSIDERATION") to the Purchaser through cancellation of accounts receivable then payable by Classic to Purchaser;

         WHEREAS, the Sellers and Classic have been unable to timely produce certain information required by the Purchaser;

         NOW THEREFORE, the Purchaser, Classic and the Sellers have agreed to rescind the Original Agreement and to release one another from any and all claims they may have against each other arising out of the Original Agreement.

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. RESCISSION OF ORIGINAL AGREEMENT. Each of the Purchaser, the Sellers and Classic hereby agree to rescind the Original Agreement effective as of December 30, 2005 and to immediately return all consideration and deliveries made pursuant to the Original Agreement to restore the parties to their respective positions prior to the consummation of Original Agreement, including, without limitation, the return by the Sellers to the Purchaser of the Cash Consideration, the reinstatement of the Sellers' Debt, the redelivery to the Sellers of the Classic Capital Stock delivered pursuant to the Original Agreement to the Sellers in accordance with Schedule A hereto (collectively, the "RESCISSION").

         2. MUTUAL RELEASES. The Sellers, Classic and the Purchaser each hereby releases and discharges the other parties and their respective employees, officers, directors, shareholders and affiliates hereto from any and all liability relating to or arising out of the Original Agreement and the rescission thereof effected by this Agreement; provided, however, such release shall not apply to the obligations of the parties set forth in Section 1.01 above and elsewhere in this Agreement.

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         3.  REPRESENTATIONS  OF THE PARTIES.  Each of the Parties hereto hereby represents and warrants:

         (i) that such party is duly authorized to enter into and perform his or its obligations under this Agreement; and

         (ii) that the Rescission is deemed to be in the best interest of such party and shall not conflict with or violate any agreement, law or regulation to which such party is subject.

         4. FURTHER ACTIONS. Each of the Sellers, Classic and the Purchaser agree to use their respective best efforts to perform their obligations hereunder as soon as practicable and to cooperate with the other parties in their respective performances. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         5. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors or by an officer of each corporate party.

         6. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court or the courts of the State of New York, in each case located in the City of New York, New York, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.



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



     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                             ACL SEMICONDUCTORS, INC.


                                             BY: /s/ CHUNG-LUN YANG
                                                ---------------------
                                                NAME:  CHUNG-LUN YANG
                                                TITLE: CEO


                                             CLASSIC ELECTRONICS, LTD.


                                             BY: /S/ BEN WONG
                                                ---------------------
                                                NAME:  BEN WONG
                                                TITLE: DIRECTOR


                                                /s/ BEN WONG
                                                ---------------------
                                                NAME:  BEN WONG


                                                /s/ FONG WUN KIN
                                                ---------------------
                                                NAME:  FONG WUN KIN

SCHEDULE A


SELLERS:


MR. BEN WONG, a Hong Kong resident and whose residential address is situated at 6D Wah Yan Court, Wah Yuen Chuen, Kwai Chung, NT, Hong Kong; and


SHARES OWNED BY MR. WONG                             2,999,999 SHARES


MR. FONG WUN KIN, a Hong Kong resident and whose residential address is situated at Rm 1822, Heng Fung House, Heng On Estate, Ma On Shan, NT, Hong Kong


SHARES OWNED BY MR. FONG WUN KIN:                       1 SHARE